UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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NantHealth, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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9920 Jefferson Boulevard

Culver City, California 90232

(310) 883-1300

To our Stockholders:

I am pleased to invite you to attend the annual meeting of stockholders of NantHealth, Inc., to be held on June 16, 2021, at 10:00 a.m. Pacific Time, or at any adjournment of postponement thereof. The annual meeting will be a completely virtual meeting of stockholders. You are invited to participate and vote during the Annual Meeting live via webcast so long as you register to attend the Annual Meeting at www.proxydocs.com/NH by 5:00 p.m. Eastern Time on Tuesday, June 15, 2021 (the “Registration Deadline”). Questions will need to be submitted prior to the Annual Meeting. To submit questions, please visit www.proxydocs.com/NH. You will not be able to attend the annual meeting in person.

Details regarding how to attend the annual meeting live via webcast and the business to be conducted at the annual meeting are more fully described in the accompanying notice of annual meeting of stockholders and proxy statement.

Your vote is important. Regardless of whether you plan to attend the annual meeting live via webcast, it is important that your shares be represented and voted at the annual meeting, and we hope you will vote as soon as possible. You may vote by proxy via the Internet, by telephone or by mail, according to the instructions on the enclosed proxy card or voting instruction card. Voting over the Internet or by telephone, by written proxy or voting instruction card will ensure your representation at the annual meeting regardless of whether you attend the annual meeting.

Thank you for your ongoing support of, and continued interest in, NantHealth, Inc.

Sincerely,

Patrick Soon-Shiong

Chairman and Chief Executive Officer

Culver City, California

April 29, 2021

The date of this proxy statement is April 29, 2021 and it is being mailed to stockholders on or about April 30, 2021.

NantHealth, Inc.

9920 Jefferson Blvd

Culver City, California 90232

(310) 883-1300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 a.m. Pacific Time, on June 16, 2021, or any adjournment of postponement thereof.

Webcast Address	To participate and vote during the annual meeting, please visit www.proxydocs.com/NH.

Items of Business

•  To elect five (5) directors from the nominees named in the accompanying proxy statement to serve until our 2022 annual meeting of stockholders and until their respective successors are duly elected and qualified.

•  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

•  To transact other business that may properly come before the annual meeting.

Adjournments and Postponements	Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date	April 20, 2021 (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the annual meeting.

Meeting Admission	You are invited to attend the annual meeting live via webcast if you are a stockholder of record or a beneficial owner of shares of our common stock, in each case, as of the Record Date. Prior registration to attend the annual meeting at www.proxydocs.com/NH is required by 5:00 p.m. Eastern Time on Tuesday, June 15, 2021. Instructions regarding how to connect and participate live via the Internet, including how to demonstrate proof of stock ownership, are available at www.proxydocs.com/NH.

Voting	Your vote is very important. You may vote by proxy via the Internet, by telephone, or by mail, according to the instructions on the enclosed proxy card or voting instruction card. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers” beginning on page 1 of the accompanying proxy statement.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting to Be Held on June 16, 2021

The proxy statement, the accompanying materials and our 2020 annual report are being mailed on or about April 30, 2021 to all stockholders entitled to vote at the annual meeting. A copy of our proxy statement and our 2020 annual report will also be posted on www.proxydocs.com/NH, and will be available from the SEC on its website at www.sec.gov.

By order of the Board of Directors,

Brandon Villery
Senior Vice President, General Counsel and
Corporate Secretary
Culver City, California
April 29, 2021

The date of this proxy statement is April 29, 2021 and it is being mailed to stockholders on or about April 30, 2021.

-i-

-ii-

NantHealth, Inc.

9920 Jefferson Boulevard

Culver City, California 90232

PROXY STATEMENT

For the 2021 Annual Meeting of Stockholders

to be held at 10:00 a.m. Pacific Time on June 16, 2021

The information provided in the “Questions and Answers” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read the entire proxy statement carefully.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

Why am I receiving these materials?

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2021 annual meeting of stockholders of NantHealth, Inc., a Delaware corporation, and any postponements or adjournments thereof, of the annual meeting. The annual meeting will be held on June 16, 2021 at 10:00 a.m. Pacific Time, via live internet webcast.

Stockholders are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement, the accompanying materials and our 2020 annual report are being mailed on or about April 30, 2021, to all stockholders entitled to vote at the annual meeting. A copy of our proxy statement and our 2020 annual report are posted on www.proxydocs.com/NH, and are also available from the Securities & Exchange Commission on its website at www.sec.gov.

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting the enclosed proxy card, or if available, voting by telephone or the Internet. We have designated Dr. Patrick Soon-Shiong, Bob Petrou, and Brandon Villery to serve as proxies for the annual meeting.

What am I voting on?

You are being asked to vote on two proposals:

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the election of five (5) directors from the nominees named in this proxy statement to hold office until our 2022 annual meeting of stockholders and until their respective successors are duly elected and qualified; and

•	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.

What if other matters are properly brought before the annual meeting?

As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment. If for any reason a director nominee is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate as may be nominated by our board of directors.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote your shares:

•	“FOR” each of the five (5) nominees for director named in this proxy statement; and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.

Who may vote at the annual meeting?

Only stockholders of record as of the close of business on April 20, 2021, the record date for the annual meeting, or the record date, are entitled to vote at the annual meeting. As of the record date, there were 113,390,267 shares of our common stock issued and outstanding, held by 109 holders of record. We do not have cumulative voting rights for the election of directors.

You are invited to attend and vote your shares at the annual meeting live via internet webcast so long as you register to attend the annual meeting at www.proxydocs.com/NH by 5:00 p.m. Eastern Time on Tuesday, June 15, 2021 (the “Registration Deadline”). You will be asked to provide the control number located inside the shaded gray box on your proxy card (the “Control Number”) as described in the proxy card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the annual meeting, will be emailed to you.

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the record date for the annual meeting, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live via the Internet at the annual meeting.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Nominee. If, at the close of business on the record date for the annual meeting, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the voting instructions your broker, bank or other nominee provides. You are also invited to attend the annual meeting, and you must pre-register at www.proxydocs.com/NH and use your Control Number and other information as requested. You will follow the instructions in subsequent emails you receive. However, since you are not the stockholder of record, you may not vote your shares live via the Internet at the annual meeting unless you obtain a valid legal proxy from your broker, bank or other nominee. It is your responsibility to reach out to your broker, bank or other nominee for further instructions regarding voting at the annual meeting as a beneficial owner.

How can I vote my shares?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in one of the following ways:

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You may vote during the annual meeting live via the Internet. If you plan to attend the annual meeting, you may vote by following the instructions posted at www.proxydocs.com/NH. To be admitted to the annual meeting and vote your shares, you must register by the Registration Deadline and provide the Control Number as described in the proxy card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the annual meeting, will be emailed to you.

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You may vote by mail. Complete, sign and date the proxy card that accompanies this proxy statement and return it promptly in the postage-prepaid envelope provided (if you received printed proxy materials). Your completed, signed and dated proxy card must be received prior to the annual meeting.

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You may vote by telephone. To vote over the telephone, dial toll-free (866) 829-4985 and follow the recorded instructions. You will be asked to provide the company number and Control Number from your proxy card. Telephone voting is available 24 hours a day, 7 days a week.

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You may vote via the Internet. To vote via the Internet, go to www.proxypush.com/NH to complete an electronic proxy card (have your proxy card in hand when you visit the website). You will be asked to provide the company number and control number from your proxy card. Internet voting is available 24 hours a day, 7 days a week.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If you are a beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Beneficial owners of shares should generally be able to vote by returning the voting instruction card, or by telephone or via the Internet. However, the availability of telephone or Internet voting will depend on the voting process of your broker, bank, or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares live via the Internet at the annual meeting unless you obtain a valid legal proxy from your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the annual meeting by:

•	entering a new vote by Internet or telephone (until the applicable deadline for each method as set forth above);

•	returning a later-dated proxy card (which automatically revokes the earlier proxy);

•	providing a written notice of revocation to our corporate secretary at NantHealth, Inc., 9920 Jefferson Boulevard, Culver City, California 90232, Attention: Corporate Secretary; or

•

attending the annual meeting and submitting your vote live via the Internet. Attendance at the annual meeting live via the Internet will not by itself cause your previously granted proxy to be revoked unless you specifically so request.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy, Dr. Patrick Soon-Shiong, our Chairman and Chief Executive Officer, Bob Petrou, our Chief Financial Officer, and Brandon Villery, our Senior Vice President, General Counsel and Corporate Secretary, have been designated as proxies for the annual meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instruction of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above and, if any other matters are properly brought before the annual meeting, the shares will be voted in accordance with the proxies’ judgment.

How many votes do I have?

On each matter to be voted upon at the annual meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date.

What is the quorum requirement for the annual meeting?

A quorum is the minimum number of shares required to be present or represented at the annual meeting for the meeting to be properly held under our bylaws and Delaware law. Holders of a majority of the voting power of our outstanding common stock entitled to vote at the annual meeting must be present live via the Internet or represented by proxy to hold and transact business at the annual meeting. On the record date, there were 113,390,267 shares outstanding and entitled to vote. Thus, the holders of at least 56,695,134 shares must be present live via the Internet or represented by proxy at the annual meeting to have a quorum.

Abstentions, “WITHHOLD” votes, and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairman of the meeting or the holders of a majority of the voting power present live via the Internet or represented by proxy at the annual meeting and entitled to vote at the annual meeting may adjourn the meeting to another date.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker holding the shares as to how to vote on matters deemed “non-routine” and there is at least one “routine” matter to be voted upon at the meeting. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker holding the shares. If the beneficial owner does not provide voting instructions, the broker can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker votes shares on the “routine” matters but does not vote shares on the “non-routine” matters, those shares will be treated as broker non-votes with respect to the “non-routine” proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

What matters are considered “routine” and “non-routine”?

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021 (Proposal No. 2) is considered routine under applicable federal securities rules. The election of directors (Proposal No. 1) is considered a “non-routine” matter under applicable federal securities rules.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the annual meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present live via the Internet or represented by proxy and entitled to vote at the annual meeting (e.g., Proposal No. 2). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposal as long as a quorum exists.

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the annual meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

What is the voting requirement to approve each of the proposals?

Proposal No. 1: Election of Directors. The election of directors requires a plurality of the voting power of shares present live via the Internet or represented by proxy at the annual meeting and entitled to vote on the election of directors. This means that the five (5) nominees for director receiving the highest number of “FOR” votes will be elected as directors. You may vote (i) “FOR” each director nominee or (ii) “WITHHOLD” for each director nominee. Because the outcome of this proposal will be determined by a plurality vote, shares voted “WITHHOLD” will have no impact on the outcome of this proposal but will count towards the quorum requirement for the annual meeting.

Proposal No. 2: Ratification of Appointment of Ernst & Young LLP. The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares present live via the Internet or represented by proxy at the annual meeting and entitled to vote thereon to be approved. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the annual meeting and will have the same effect as a vote against the proposal.

Patrick Soon-Shiong, our Chairman and Chief Executive Officer, beneficially owns approximately 58.9% of our outstanding common stock as of the Record Date and has advised us that he intends to vote (1) “FOR” the election of all five (5) nominees for director named in this proxy statement, and (2) “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

Who will count the votes?

A representative of Mediant Communications, Inc. will tabulate the votes and act as inspector of elections.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you submit a signed proxy but do not provide voting instructions, your shares will be voted:

•	“FOR” the election of each of the five (5) nominees for director named in this proxy statement; and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.

In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole “routine” matter — Proposal No. 2 to ratify the appointment of Ernst & Young LLP. Absent direction from you, however, your broker, bank or other nominee will not have the discretion to vote on Proposal No. 1 relating to the election of directors.

How can I contact NantHealth’s transfer agent?

You may contact our transfer agent by writing American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219. You may also contact our transfer agent via email at help@astfinancial.com or by telephone at (800) 937-5449.

How can I attend the annual meeting?

We will host the annual meeting live via Internet webcast. You will not be able to attend the annual meeting in person. Prior registration to attend the annual meeting at www.proxydocs.com/NH is required by the

Registration Deadline. A summary of the information you need in order to attend the annual meeting online is provided below:

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Any stockholder may listen to the annual meeting and participate live via the Internet at www.proxydocs.com/NH. To be admitted to the annual meeting’s live Internet webcast, you must register at www.proxydocs.com/NH by the Registration Deadline as described in this proxy statement. The live Internet webcast will begin on June 16, 2021 at 10:00 a.m., Pacific Time.

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If a stockholder wishes to ask a question to directors and/or members of management in attendance at the annual meeting, please note that such questions must be submitted in advance of the annual meeting. To submit a question, mark the box on the proxy card when registering to attend the meeting and submit your written question or submit a question at www.proxydocs.com/NH after logging in with your Control Number.

•	Stockholders may vote during the annual meeting live via the Internet.

•	A stockholder must register to attend the annual meeting prior to the Registration Deadline, and after doing so, you will be sent a link in an email to join the meeting.

•	Instructions regarding how to connect and participate live via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxydocs.com/NH.

Stockholder of Record: Shares Registered in Your Name. If you were a stockholder of record at the close of business on the record date, instructions regarding how to demonstrate proof of stock ownership are posted at www.proxydocs.com/NH.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you were a beneficial owner at the close of business on the record date, you may not vote your shares live via Internet at the annual meeting unless you obtain a “legal proxy” from your broker, bank or other nominee who is the stockholder of record with respect to your shares. Subject to registration prior to the Registration Deadline, you may still attend the annual meeting, even if you do not have a legal proxy. Instructions regarding how to demonstrate proof of stock ownership are posted at www.proxydocs.com/NH.

How are proxies solicited for the annual meeting and who is paying for such solicitation?

Our board of directors is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting. We will also disclose voting results on a Current Report on Form 8-K filed with the SEC within four (4) business days after the annual meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four (4) business days after the annual meeting, we will file a Current Report on Form 8-K to publish preliminary results and, within four (4) business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.

What does it mean if I receive more than one set of printed materials?

If you receive more than one set of printed materials, your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each set of printed materials, as applicable, to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one printed copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted an SEC-approved procedure called “householding,” under which we can deliver a single copy of the proxy materials and annual report to multiple stockholders who share the same address unless we receive contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will undertake to deliver promptly a separate copy of the proxy materials and annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us as follows:

NantHealth, Inc.

Attention: Corporate Secretary

9920 Jefferson Boulevard

Culver City, California 90232

(310) 883-1300

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

Is there a list of stockholders entitled to vote at the annual meeting?

The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and from our Corporate Secretary for ten days prior to the annual meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., Pacific Time, at our corporate headquarters located at 9920 Jefferson Boulevard, Culver City, California 90232.

When are stockholder proposals due for next year’s annual meeting?

Please see the section entitled “Proposals of Stockholders for 2022 Annual Meeting” in this proxy statement for more information regarding the deadlines for the submission of stockholder proposals for our 2022 annual meeting.

What are the implications of being an “emerging growth company” and a “smaller reporting company”?

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including certain executive compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest to occur of: (a) December 31, 2021; (b) the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; (c) the end of the fiscal year in which the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the end of the second quarter of that fiscal year; or (d) the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities. We are also a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Composition of the Board

Our business affairs are managed under the direction of our board of directors, which is currently comprised of five members. Four of our current directors, who are also nominees for election at the annual meeting, qualify as independent within the meaning of such term as set forth in the listing standards of The Nasdaq Global Select Market, or Nasdaq. At each annual meeting of stockholders, the terms of each of our incumbent directors expire. The five directors elected at the annual meeting will serve from the time of election and qualification until the earliest of the next annual meeting of stockholders following such election or their resignation or removal.

The following table sets forth the names, ages as of April 20, 2021 and certain other information for each of the directors with terms expiring at the annual meeting, including our five nominees for election as a director at the annual meeting:

Name	Age	Position	Director Since
Patrick Soon-Shiong, M.D., FRCS (C), FACS.	68	Chairman, Chief Executive Officer and Director	2010
Michael S. Sitrick(1)(2)	73	Director	2016
Kirk K. Calhoun(1)(2)	77	Director	2016
Michael Blaszyk(1)(2)	68	Director	2015
Deanna Wise(1)	52	Director	2020

(1)	Member of our audit committee
(2)	Member of our compensation committee

Ron Louks, our Chief Operating Officer, served on our board of directors from 2018 until 2020. Mr. Louks chose not to stand for re-election at our 2020 annual meeting.

Nominees for Director

Patrick Soon-Shiong, M.D., FRCS (C), FACS has served as our Chief Executive Officer and as Chairman of our board of directors since the formation of our company in July 2010. In 2011, he founded NantWorks, an ecosystem of companies to create a transformative global health information and next generation pharmaceutical development network for the secure sharing of genetic and medical information. Dr. Patrick Soon-Shiong, a physician, surgeon and scientist, has pioneered novel therapies for both diabetes and cancer, published more than 100 scientific papers, and has been granted more than 400 patents worldwide for groundbreaking advancements spanning myriad fields of technology and medicine. Dr. Soon-Shiong performed the world’s first encapsulated human islet transplant, the first engineered islet cell transplant and the first pig to man islet cell transplant in diabetic patients. He invented and developed Abraxane, the nation’s first FDA-approved protein nanoparticle albumin-bound delivery technology for the treatment of cancer. Abraxane was approved by the FDA for metastatic breast cancer in 2005, lung cancer in 2012, and pancreatic cancer in 2013. Abraxane is now approved in many countries across the globe. From 1996 to 2010, Dr. Soon-Shiong served as founder, Chairman and CEO of two global pharmaceutical companies, American Pharmaceutical Partners (sold to Fresenius SE for $4.6 billion in 2008) and Abraxis BioScience (sold to Celgene Corporation for $3.8 billion in 2010). Dr. Soon-Shiong served as interim chief executive officer of Verity Health Systems, a privately held healthcare provider company, from July 2017 to January 2018. On August 31, 2018, after Dr. Soon-Shiong’s temporary role as interim chief executive officer, Verity Health and certain affiliates filed a voluntary petition for protection under Chapter 11 of the United States Bankruptcy Code, for which a patient care ombudsman was appointed. Dr. Patrick Soon-Shiong serves as Executive Chairman of ImmunityBio, Inc. (NASDAQ:IBRX), a publicly-traded pioneering clinical-stage immunotherapy company and an affiliate of NantHealth. Although we expect Dr. Patrick Soon-Shiong will devote on average at least 20 hours per week to our company, he will also focus on ImmunityBio, where he is Executive Chairman, and will devote time to other companies operating under NantWorks. In June 2018, Dr. Soon-Shiong became the owner and executive chairman of the Los Angeles Times, San Diego Union-Tribune, Los Angeles Times en Español and other publications under the California Times. Dr. Soon-Shiong also serves as Chairman of the Chan Soon-Shiong Family Foundation and Chairman and

CEO of the Chan Soon-Shiong Institute of Molecular Medicine, a non-profit medical research organization. He was appointed by former House Speaker Paul Ryan to the Health Information Technology Advisory Committee, a committee established by the 21st Century Cures Act that advises the President and his administration on health IT policy and issues with healthcare interoperability and privacy and security, while working with key stakeholders to create standards in these areas. He previously co-chaired the CEO Council for Health and Innovation at the Bipartisan Policy Center and previously served as a member of the Global Advisory Board of Bank of America. He is an Adjunct Professor of Surgery at UCLA and a visiting Professor at the Imperial College of London. The Friends of the National Library of Medicine has honored him with their Distinguished Medical Science Award. Dr. Soon-Shiong holds a degree in medicine from the University of the Witwatersrand and a M.Sc. in science from the University of British Columbia.

We believe that Dr. Patrick Soon-Shiong is qualified to serve as a member of our board of directors due to his depth of expertise as chairman and chief executive officer of multiple multi-billion dollar companies in the life sciences industry, his broad experience in research and development of pioneering technologies and his educational background.

Michael S. Sitrick has served on our board of directors since May 2016. Since November 2009, Mr. Sitrick has served as the Chairman and Chief Executive Officer of Sitrick Group LLC, a subsidiary of Resources Connection, Inc (NASDAQ: RECN), and Sitrick And Company which he founded in 1989 and at which he was Chairman and Chief Executive Officer. Sitrick And Company, which was sold to Resources Connection, Inc. in 2009 is a public relations, strategic communications, investor relations and crisis management company providing advice and counseling to some of the country’s largest corporations, non-profits and governmental agencies, in many areas including investor relations, corporate governance, mergers and acquisitions, litigation support, corporate positioning and repositioning, reputation management, the development and implementation of strategies to deal with short sellers, executive transitions and government investigations. Prior to that, from 1981 to 1989 he was an executive and senior vice president – communications for Wickes Companies, Inc., head of communications and public affairs for National Can Corporation from 1974 to 1981 and group supervisor at Selz, Seabolt and Associates before that. Prior to that, Mr. Sitrick was assistant director of public information in the Richard J. Daley administration in Chicago and worked as a reporter. Mr. Sitrick is a published author, frequent lecturer, a former board member at three public companies (two of which were sold) and a current and former board member of several charitable organizations. He holds a BS in business administration with a major in journalism from the University of Maryland, College Park.

We believe that Mr. Sitrick is qualified to serve as a member of our board of directors because of his extensive experience and knowledge serving on and advising other public company boards.

Kirk K. Calhoun has served as a member of our board of directors since May 2016. Mr. Calhoun joined Ernst & Young LLP, a public accounting firm, in 1965 and served as a partner of the firm from 1975 until his retirement in 2002. Mr. Calhoun has a background in auditing and accounting. He has previously served on the boards and audit committees of seven public companies in the pharmaceutical and medical diagnostic industries. Mr. Calhoun currently serves on the boards of Ryerson Holding Corporation (NYSE: RYI), a metals processor and distributor, and PLx Pharma, Inc. (NASDAQ: PLXP), a specialty pharmaceutical company focused on commercializing aspirin products utilizing a unique drug delivery system, plus three private companies, including NeuroSigma, Inc., a developer of bioelectronic products treating major neurological and neuropsychiatric disorders. Mr. Calhoun received a BS in accounting from the University of Southern California.

We believe that Mr. Calhoun is qualified to serve as a member of our board of directors because of his extensive experience and knowledge in the healthcare industry and his significant financial and accounting background.

Michael Blaszyk has served as a member of our board of directors since July 2015. Mr. Blaszyk has served as the chief financial officer and chief corporate officer for Dignity Health (formerly known as Catholic

Healthcare West), a not-for-profit public benefit corporation, since December 2000. Prior to joining Dignity Health, Mr. Blaszyk was the senior vice president and chief financial officer for University Hospitals Health System in Cleveland, Ohio, a healthcare system, from October 1997 to December 2000. Mr. Blaszyk also previously served as the managing partner of the Northeast region Health Care Provider Consulting Practice for Mercer LLC (formerly known as William M. Mercer), a global consulting firm, and the executive vice president at Boston Medical Center, a non-profit academic medical center. Mr. Blaszyk currently serves as an Operating Partner to Beecken Petty O’Keefe & Company. Mr. Blaszyk is a director/manager for Medicus, ImmunityBio (NASDAQ: IBRX) (an affiliate of Dr. Patrick Soon-Shiong), Himagine and Health Management Associates. He received his bachelor’s degree in life sciences from Wayne State University and his master’s degree in health services administration from the University of Colorado.

We believe that Mr. Blaszyk is qualified to serve as a member of our board of directors because of his extensive experience and knowledge in the healthcare industry and his significant financial and accounting background.

Deanna Wise was appointed to our board of directors on March 11, 2020. Ms. Wise is currently the Senior Vice President and Chief Information Officer of Banner Health, a non-profit health system based in Phoenix, Arizona, having joined Banner Health in 2019. Between May 2011 and December 2018, Ms. Wise served as Executive Vice President and Chief Information Officer at Dignity Health, a California-based not-for-profit public benefit corporation. Before joining Dignity Health, between October 2006 and March 2011, Ms. Wise served as the Senior Vice President and Chief Information Officer for Vanguard Health Systems (NYSE: VHS). Prior to this role, between August 2004 and October 2006, Ms. Wise was the Chief Information Officer for Vanguard’s Abrazo Health Care Phoenix market. Prior to joining Abrazo Health Care, between November 2002 and August 2004, Ms. Wise served as the Chief Information Officer for the Maricopa County Health District. Ms. Wise earned a computer science degree from Danville Area Community College and is a Project Management Professional (PMP) certified member of the Professional Management Institute (PMI). Ms. Wise was also inducted into the 2018 CIO Hall of Fame.

We believe that Ms. Wise is qualified to serve as a member of our board of directors because of her extensive experience and knowledge in the hospital and health care industry and her extensive experience in implementing, managing and operating complex information technology systems and information security programs.

Controlled Company Exemption

Patrick Soon-Shiong, M.D., our Chairman and Chief Executive Officer, and entities affiliated with him control a significant majority of our common stock. As a result, we are a “controlled company” within the meaning of the Nasdaq corporate governance standards. Under the Nasdaq listing standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including (1) the requirement that a majority of our board of directors consist of independent directors, (2) the requirement that we have a nominating and corporate governance committee, and (3) the requirement that the compensation committee consist solely of independent directors.

Our board of directors has determined that each of Mr. Sitrick, Mr. Calhoun, Mr. Blaszyk, and Ms. Wise, representing four of our current five directors, is “independent” as that term is defined under the rules of Nasdaq. Dr. Soon-Shiong is not considered an independent director because of his employment as our chief executive officer. In reliance upon the “controlled company” exemption, we have elected not to have a nominating and corporate governance committee.

These exemptions do not modify the independence requirements for our audit committee, and we satisfy the member independence requirement for the audit committee under the Nasdaq corporate governance standards and SEC rules and regulations. Audit committee members must also satisfy separate independence criteria set forth in Rule 10A-3, under the Securities Exchange Act of 1934, as amended, or the Exchange Act. To be considered independent for purposes of Rule 10A-3 and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. In addition, under the rules of Nasdaq, a director will only qualify as an “independent director” if, among other things, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Director Independence

Our board of directors undertook a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of Mr. Sitrick, Mr. Calhoun, Mr. Blaszyk, and Ms. Wise, representing four of our current five directors, is “independent” as that term is defined under the rules of Nasdaq.

In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including consulting relationships, family relationships, the beneficial ownership of our capital stock by each non-employee director, and the transactions, if any, involving each non-employee director described in the section titled “Certain Relationships and Related Party Transactions.”

There are no family relationships among any of our directors or executive officers.

Role of Board in Risk Oversight Process

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure. Our audit committee is responsible for reviewing and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management. Our audit committee also monitors compliance with legal and regulatory requirements and reviews related party transactions, in addition to oversight of the performance of our external audit function. Our board of directors monitors the effectiveness of our corporate governance guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The board believes its leadership structure is consistent with and supports the administration of its risk oversight function.

Board Meetings and Committees

During our fiscal year ended December 31, 2020, our board of directors held six (6) meetings (including regularly scheduled and special meetings), and each current board member attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he served during the periods that he served, except for Dr. Patrick Soon-Shiong, who attended 67% of such meetings.

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend. Four (4) of our current directors attended our 2020 annual meeting of stockholders.

Our board of directors has an audit committee and a compensation committee, each of which has the composition and the responsibilities described below. As a “controlled company” within the meaning of the Nasdaq corporate governance rules, we have elected not to have a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below.

Audit Committee

Our audit committee is comprised of Michael Blaszyk, Michael S. Sitrick, Kirk K. Calhoun and Deanna Wise. Kirk K. Calhoun serves as the chairperson of our audit committee. Our board of directors has determined that each of the members of our audit committee is an independent director under the Nasdaq listing rules, satisfies the additional independence criteria for audit committee members and satisfies the requirements for financial literacy under the Nasdaq listing rules and Rule 10A-3 of the Exchange Act, as applicable. Our board of directors has also determined that Kirk K. Calhoun is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under Nasdaq listing standards.

Our audit committee oversees our corporate accounting and financial reporting process and assists our board of directors in monitoring our financial systems and our legal and regulatory compliance. The responsibilities of our audit committee also include, among other things:

•	selecting and hiring the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•	approving audit and non-audit services and fees;

•

reviewing financial statements and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal controls over financial reporting and disclosure controls;

•	preparing the audit committee report that the SEC requires to be included in our annual proxy statement;

•	reviewing reports and communications from the independent registered public accounting firm;

•	reviewing the adequacy and effectiveness of our internal controls and disclosure controls and procedures;

•	reviewing our policies on risk assessment and risk management;

•	reviewing related party transactions; and

•

establishing and overseeing procedures for the receipt, retention and treatment of accounting related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters.

Our audit committee operates under a written charter approved by our board of directors that satisfies the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. The charter is available on our website, www.nanthealth.com, under the investors tab. Our audit committee held seven (7) meetings during 2020.

Compensation Committee

Our compensation committee is comprised of Michael S. Sitrick, Michael Blaszyk and Kirk K. Calhoun. Michael S. Sitrick serves as the chairperson of our compensation committee. Our board of directors has determined that each member of our compensation committee is an independent director under the current rules of Nasdaq, satisfies the additional independence criteria for compensation committee members under Rule 10C-1 and the Nasdaq listing rules, and is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. The purpose of our compensation committee is to oversee our compensation policies, plans and benefit programs and to discharge the responsibilities of our board of directors relating to compensation of our executive officers.

Our compensation committee oversees our corporate compensation programs. The responsibilities of our compensation committee also include, among other things:

•	overseeing our overall compensation philosophy and compensation policies, plans and benefit programs;

•	reviewing and approving or recommending to the board for approval compensation for our executive officers and directors;

•	preparing the compensation committee report that is required to be included in our annual proxy statement, if applicable; and

•	administering our equity compensation plans.

Our compensation committee operates under a written charter approved by our board of directors that satisfies the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. The charter is available on our website, www.nanthealth.com, under the investors tab. Our compensation committee held six (6) meetings during 2020.

Special Committee

In June 2019, our board of directors formed a special committee to consider certain potential or proposed related party transactions from time to time. The special committee is comprised of Michael S. Sitrick, Michael Blaszyk, Deanna Wise and Kirk K. Calhoun. Michael Blaszyk serves as the chairperson of our special committee. Our special committee held five (5) meetings during 2020.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee, or other board committee performing equivalent functions (or in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our compensation committee or our board of directors. None of the members of our compensation committee during the last fiscal year, which included Mr. Sitrick, Mr. Blaszyk and Mr. Calhoun, is or has been an officer or employee of the Company.

Considerations in Evaluating Director Nominees

As a “controlled company” within the meaning of the Nasdaq corporate governance rules, we have elected not to have a nominating and corporate governance committee. Instead, the board of directors is responsible for identifying, evaluating and selecting director nominees for the Company.

In its evaluation of director candidates, including the members of the board of directors eligible for reelection, our board of directors considers the following:

•	the size and composition of our board of directors and the needs of the board and its respective committees;

•

factors such as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments, and other similar factors; and

•	other factors that our board of directors may consider appropriate.

The board of directors also focuses on issues of diversity, such as diversity in experience, international perspective, background, expertise, skills, age, gender, and ethnicity. The board of directors does not have a formal policy with respect to diversity; however, our board of directors believes that it is essential that members of our board of directors represent diverse viewpoints. Any nominee for a position on the board of directors must satisfy the following minimum qualifications:

•	the highest personal and professional ethics and integrity;

•	proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	skills that are complementary to those of the existing board;

•	the ability to assist and support management and make significant contributions to the Company’s success; and

•	an understanding of the fiduciary responsibilities required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.

If our board of directors determines that an additional or replacement director is required, the board of directors may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the board, or management.

Our board of directors has discretion to decide which individuals to recommend for nomination as directors and the final authority in determining the selection of director candidates for nomination to our board. After completing its review and evaluation of director candidates, our board of directors unanimously recommends all five (5) of the director nominees for election named in this proxy statement.

Stockholder Recommendations for Nominations to Our Board of Directors

It is the policy of our board of directors to consider recommendations for candidates to our board of directors from our stockholders. A stockholder that wishes to recommend a candidate for consideration by the board of directors as a potential candidate for director must direct the recommendation in writing to NantHealth, Inc., 9920 Jefferson Boulevard, Culver City, California 90232, Attention: Corporate Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, class and number of shares of our capital stock that are held by the nominee, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between us and the candidate and evidence of the recommending stockholder’s ownership of our stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, and diversity of experience, independence, area of expertise, corporate experience, potential conflicts of interest, other commitments and the like and personal references. Our board of directors will consider the recommendation but will not be obligated to take any further action with respect to the recommendation.

Communications with the Board of Directors

In cases where stockholders or other interested parties wish to communicate directly with our non-management directors, messages can be sent to NantHealth, Inc., 9920 Jefferson Boulevard, Culver City,

California 90232, Attention: Corporate Secretary. Our corporate secretary monitors these communications and will forward to our designated legal counsel to provide a summary of all received messages to the board at each regularly scheduled meeting. Our board typically meets on a quarterly basis. Where the nature of a communication warrants, our designated legal counsel, may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the board or non-management director, of independent advisors or of our management, as our designated legal counsel considers appropriate.

Our designated legal counsel may decide in the exercise of his or her judgment whether a response to any stockholder or interested party communication is necessary.

This procedure for stockholder and other interested party communications with the non-management directors is administered by our board of directors. This procedure does not apply to (a) communications to non-management directors from our officers or directors who are stockholders, (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, or (c) communications to the audit committee pursuant to our procedures for complaints regarding accounting and auditing matters.

Global Code of Business Conduct and Ethics

Our board of directors has adopted a written global code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and agents and representatives, including consultants. A copy of the global code of business conduct and ethics is available on our website, www.nanthealth.com, under the investors tab. If we make any substantive amendments to, or grant any waivers from, the global code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website.

Director Compensation

Pursuant to our outside director compensation policy, all non-employee directors are entitled to receive the following cash compensation, on a cumulative basis, for their services:

•	$50,000 per year for service as a Board member;

•	$15,000 per year additionally for service as chair of the special committee;

•	$15,000 per year additionally for service as a special committee member;

•	$10,000 per year additionally for service as chair of the audit committee;

•	$10,000 per year additionally for service as an audit committee member;

•	$7,500 per year additionally for service as chair of the compensation committee; and

•	$7,500 per year additionally for service as a compensation committee member.

All cash payments to non-employee directors are paid quarterly in arrears on a prorated basis.

In addition, under the terms of our outside director compensation policy, new non-employee directors receive, upon becoming a director, an initial award of an option to purchase 200,000 shares of common stock at a per-share exercise price equal to the fair market value of a share of common stock on the first trading date on or after the date on which such individual first becomes a director. The initial award vests, assuming continued service, as to one-third of the shares of common stock subject to the initial award, on each of the first three anniversaries of the date the applicable non-employee director’s service as a non-employee director commenced.

Our outside director compensation policy also provides for an annual award to continuing non-employee directors who have served as a director for at least six months on the date of each annual meeting of stockholders of an option to purchase 100,000 shares of common stock at a per-share exercise price equal to the fair market value of a share of common stock on the date of each annual meeting. The annual award vests, assuming continued service, on the earlier to occur of the anniversary of the date of grant and the date immediately preceding the next annual meeting of stockholders.

We also reimburse our directors for expenses associated with attending meetings of our board of directors and committees of our board of directors. Directors who are also our employees receive no additional compensation for their service as a director.

Our 2016 Equity Incentive Plan, or the 2016 Plan, provides that in the event of a merger or change in control, as defined in our 2016 Plan, each outstanding equity award granted under our 2016 Plan that is held by a non-employee director will fully vest, all restrictions on the shares subject to such award will lapse, and with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and all of the shares subject to such award will become fully exercisable, if applicable.

Director Compensation Table

The following table sets forth information regarding compensation earned or paid to our non-employee directors during the year ended December 31, 2020. The following table excludes Dr. Patrick Soon-Shiong, our chief executive officer, who was also an employee during the year ended December 31, 2020. Dr. Soon-Shiong did not receive any additional compensation for his service as a member of our board of directors.

Name	Fees Earned or Paid in Cash ($)	Stock/Option Awards ($)(1)(3)		Total ($)
Michael S. Sitrick	$90,000	$151,000	(2)	$241,000
Kirk K. Calhoun	$92,500	$151,000	(2)	$243,500
Michael Blaszyk	$97,500	$151,000	(2)	$248,500
Deanna Wise	$56,731	$325,000	(4)	$381,731

(1)

The amounts shown are total vested and unvested stock awards granted during the respective years at grant date fair value in accordance with Accounting Standards Codification 718, Compensation: Stock Compensation (“ASC 718”). The assumptions used to calculate the grant date fair value of stock awards are set forth under Note 2 of the Notes to the Consolidated and Combined Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 20120 filed with the SEC in February 2021.

(2)

On May 21, 2020, each of Messrs. Sitrick, Calhoun and Blaszyk was granted an option to purchase 100,000 shares of our common stock at an exercise price of $2.52, which options shall vest on the earlier of (i) the one year anniversary of the option grant date or (ii) the day before our 2021 annual meeting of stockholders.

(3)

As of December 31, 2020, our non-employee directors held outstanding equity awards as follows: Mr. Sitrick (an option to purchase 401,908 shares of our common stock); Mr. Calhoun (an option to purchase 401,908 shares of our common stock); and Mr. Blaszyk (an option to purchase 401,908 shares of our common stock).

(4)	On March 11, 2020, Ms. Wise received a grant of 179,558 restricted stock units at a grant date fair value of $1.81 per restricted stock unit.

Ron Louks, our Chief Operating Officer, served on our board of directors from 2018 until 2020. Mr. Louks chose not to stand for re-election at our 2020 annual meeting. He received no compensation during 2020 for his service as a director.

See “Executive Compensation” for information about the compensation of directors who are also our employees.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is currently composed of five directors. At the annual meeting, five directors will be elected to our board of directors by the holders of our common stock to serve for a one-year term expiring at the 2022 annual meeting of stockholders. Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation or removal.

As a “controlled company” within the meaning of the Nasdaq corporate governance rule, we have elected not to have a nominating and corporate governance committee. Instead, our board of directors is responsible for identifying, evaluating and selecting director nominees for the Company.

Nominees for Director

Our board of directors has nominated Patrick Soon-Shiong, M.D., Michael S. Sitrick, Kirk K. Calhoun, Michael Blaszyk and Deanna Wise, each a current director, as nominees for election to our board of directors at the annual meeting. If elected, each of the aforementioned nominees will serve as a director until the 2022 annual meeting and until his or her respective successor is duly elected and qualified. For more information concerning the nominees, please see the section entitled “Board of Directors and Corporate Governance.”

Dr. Soon-Shiong, Messrs. Sitrick, Calhoun, Blaszyk and Ms. Wise have each agreed to serve, if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee who may be designated by the present board of directors to fill the vacancy.

Required Vote

The directors elected to the board of directors will be elected by a plurality of the voting power of shares present live via the Internet or represented by proxy and entitled to vote on the election of directors. In other words, the five nominees receiving the highest number of “FOR” votes will be elected as directors. Shares represented by executed proxies will be voted, if authority to do so is not expressly withheld, for the election of Patrick Soon-Shiong, M.D., Michael S. Sitrick, Kirk K. Calhoun, Michael Blaszyk and Deanna Wise. Broker non-votes will have no effect on this proposal.

Board Recommendation

Our board of directors recommends a vote “FOR” the election of each of the five nominees to the board of directors.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Ernst & Young LLP, or Ernst & Young, as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2021. During 2020, Ernst & Young served as our independent registered public accounting firm.

Notwithstanding the appointment of Ernst & Young and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of the Company and its stockholders. Our audit committee is submitting the appointment of Ernst & Young to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If the appointment is not ratified by our stockholders, our audit committee may reconsider whether it should appoint another independent registered public accounting firm. A representative of Ernst & Young is expected to attend the annual meeting, where he or she will be available to respond to appropriate questions and, if he or she desires, to make a statement.

Fees Paid to the Independent Registered Public Accounting Firm

The following table represents aggregate fees for services provided to us in the fiscal years ended December 31, 2020 and 2019 by Ernst & Young LLP, our principal independent registered public accounting firm. During 2020 and 2019, all fees were pre-approved by the audit committee:

	2020	2019
Audit Fees(1)	$1,215,990	$1,463,007
Audit-Related Fees	—	—
Tax Fees(2)
Tax Compliance Fees	$169,465	$164,285
Other Tax Fees		$55,073
All Other Fees	—	—

	$1,385,455	$1,682,365

(1)

“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, and services that are normally provided by Ernst &Young, LLP in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)	“Tax Fees” consist of fees billed for professional services rendered by Ernst & Young, LLP for various permissible tax compliance and tax advisory services.

Auditor Independence

In 2020 and 2019, there were no other professional services provided by Ernst & Young that would have required our audit committee to consider their compatibility with maintaining the independence of Ernst & Young.

Pre-Approval Policy

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services and other services. Our audit committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accounting firm and management are required to periodically report to our audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date. During 2020 and 2019, all of the services of Ernst & Young for services described above were pre-approved by our audit committee.

Required Vote

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021 requires the affirmative “FOR” vote of a majority of the shares present live via the internet or represented by proxy at the annual meeting and entitled to vote on the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes will not affect the outcome of voting on this proposal.

Board Recommendation

Our board of directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021.

Audit Committee Report

The audit committee is a committee of the board of directors and operates under a written charter approved by NantHealth’s board of directors, which is available on NantHealth’s web site at ir.nanthealth.com. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter on an annual basis.

With respect to NantHealth’s financial reporting process, NantHealth’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing NantHealth’s consolidated financial statements. NantHealth’s independent registered public accounting firm, Ernst & Young LLP, or Ernst & Young, is responsible for performing an independent audit of NantHealth’s consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), or PCAOB, and to issue a report thereon. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare NantHealth’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited financial statements for fiscal year 2020 with management of NantHealth;

•

discussed with Ernst & Young, NantHealth’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB; and

•

received the written disclosures and the letter from Ernst & Young, as required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with Ernst & Young that firm’s independence.

Based on the audit committee’s review of the audited financial statements and the various discussions with management and Ernst & Young, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

The Audit Committee Kirk K. Calhoun (Chair) Michael Blaszyk Michael S. Sitrick Deanna Wise

This report of the audit committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by NantHealth under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent NantHealth specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS

The names of our executive officers, their ages, their positions with the Company and other biographical information as of April 20, 2021 are set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Executive Officers
Patrick Soon-Shiong, M.D., FRCS (C) FACS	68	Chairman, Chief Executive Officer, and Director
Bob Petrou	49	Chief Financial Officer
Ron Louks	56	Chief Operating Officer

Patrick Soon-Shiong, M.D., FRSC (C), FACS. Please see the biographical information for Dr. Soon-Shiong in the section entitled “Board of Directors and Corporate Governance — Nominees for Director.”

Bob Petrou served as our Interim Chief Financial Officer and Interim Principle Financial and Accounting Officer from September 2018 to July 2019 and become our permanent Chief Financial Officer and Principle Financial and Accounting Officer in July 2019. Mr. Petrou previously held various roles with Blackberry Limited, a telecommunications company, including Head of Finance — Mobility Solutions from 2016 to 2017, Head of Finance — HandHeld Devices and Emerging Solutions from 2014 to 2016, Sr. Director Finance, Manufacturing and Supply Chain from 2011 to 2014, Director Finance Outsourced MFG Ops from 2007 to 2011, and Plant Accountant from 2001 to 2007. Prior to Blackberry, Mr. Petrou served as Plant Accountant at Cooper Standard, an automotive component supply company, from 1999 to 2001. From 1997 to 1999, Mr. Petrou served as a Cost Accountant at Standard Products Co, an automotive component supply company. Mr. Petrou holds a Bachelor of Commerce degree in finance from the University of Guelph and is also a Chartered Professional Accountant and Certified Management Accountant.

Ron Louks joined us as Senior Vice President, Mobile Platform Technology & Emerging Solutions in January 2017 and was appointed as Chief Operating Officer in May 2017. Prior to that, Mr. Louks was President, Devices and Emerging Solutions, at Blackberry Limited (NASDAQ: BBRY) from January 2014 to May 2016. Mr. Louks also served as Chief Executive Officer of The OpenNMS Group from August 2013 through January 2014, Chief Executive Officer of Plus 1, LLC from March 2012 to July 2013 and served as the Chief Strategy Officer of HTC Corporation from July 2010 through January 2012. In addition, Mr. Louks held many leadership positions in the technology industry prior to that, including Chief Technology Officer at Sony Ericsson. Mr. Louks received his Bachelor of Applied Science degree from McMaster University. Mr. Louks served on our board of directors from 2018 to 2020.

EXECUTIVE COMPENSATION

Processes and Procedures for Executive and Director Compensation

Our compensation committee assists the board in discharging the board’s responsibilities relating to oversight of the compensation of our chief executive officer and our other executive officers, including reviewing and making recommendations to the board with respect to the compensation, plans, policies and programs for our chief executive officer and our other executive officers and administering our equity compensation plans for our executive officers and employees.

Our compensation committee annually reviews the compensation, plans, policies and programs for our chief executive officer and our other executive officers. In connection therewith, our compensation committee considers, among other things, each executive officer’s performance in light of established individual and corporate goals and objectives and the recommendations of our chief executive officer. In particular, our compensation committee considers the recommendations of our chief executive officer when reviewing base salary and incentive performance compensation levels of our executive officers and when setting specific individual and corporate performance targets under our annual incentive bonus plan for our executive officers. Our chief executive officer has no input and is not present during voting or deliberations about his compensation. Our compensation committee may delegate its authority to a subcommittee, but it may not delegate any power or authority required by agreement, law, regulation or listing standard to be exercised by the compensation committee as a whole.

Our compensation committee engaged Mercer, an independent compensation consultant, to provide information, recommendations and other advice relating to director and executive compensation on an ongoing basis. Mercer served and continues to serve at the discretion of our compensation committee.

2020 Summary Compensation Table

The following table provides information regarding the compensation of our chief executive officer, and our two next most highly compensated executive officers, together referred to as our “named executive officers,” for 2020 and 2019, as applicable.

Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	All Other Compensation ($)		Total ($)
Patrick Soon-Shiong, M.D. FRCS (C), FACS(5)	2020	—	—	—	—	—		—
Chairman and Chief Executive Officer	2019	—	—	—	—	—		—

Bob Petrou	2020	355,302	—	—	1,220,000	18,214	(6)	1,593,516
Chief Financial Officer	2019	323,231	181,473	177,982	—	2,388	(7)	685,074

Ron Louks	2020	471,096	—	—	1,586,000	99,292	(8)	2,156,388
Chief Operating Officer	2019	450,000	195,075	176,351	—	106,903	(9)	928,329

(1)	The titles and capacities set forth in the table above are as of the Record Date.
(2)

The bonuses reported in the table above as paid in 2020 were earned in 2019. The bonuses reported in the table above as paid in 2019 were earned in 2018. The amount of bonus earned in 2020 is not calculable through April 20, 2021. The amount of 2020 bonuses, if any, to be paid in 2021 is expected to be determined by May 31, 2021. Once such bonuses, if any, are determined, such amounts will be disclosed in a filing under Item 5.02(f) of Form 8-K.

(3)

The amounts shown are total vested and unvested stock awards granted during the respective years at grant date fair value in accordance with Accounting Standards Codification 718, Compensation: Stock Compensation (“ASC 718”). The assumptions used to calculate the grant date fair value of stock awards are set forth under Note 2 of the Notes to the Consolidated and Combined Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC in February 2021.
(4)

The amounts shown are total vested and unvested option awards granted during the respective years at grant date fair value in accordance with the Black-Scholes option-pricing model based on the closing price of our common stock on Nasdaq on the date of grant.

(5)	We did not pay cash or any other compensation to Dr. Patrick Soon-Shiong during the years ended December 31, 2020 or December 31, 2019.
(6)	Consists of $8,550 of 401(k) matching contributions paid by the Company, $2,642 of life and disability insurance payments, and $7,021 of healthcare benefits.
(7)	Consists of $2,388 of life and disability insurance payments.
(8)

Consists of a $60,461 housing allowance including $15,685 of associated tax gross-up paid by the Company in connection with the travel and housing allowances, $8,550 of 401(k) matching contributions paid by the company, $6,549 of life and disability insurance payments, and $23,732 of healthcare benefits.

(9)

Consists of $71,985 of travel and housing allowances, including $19,009 of associated tax gross-up paid by the Company in connection with the travel and housing allowances, $8,360 of 401(k) matching contributions paid by the Company and $26,558 of healthcare and other benefits.

Outstanding Equity Awards at Fiscal Year-End 2020

The following table provides information regarding equity awards held by our named executive officers as of December 31, 2020 (amounts in dollars).

	Option Awards						Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)		Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)
Patrick Soon-Shiong, M.D. FRCS (C), FACS	—						—	—
Bob Petrou	275,000	275,000 500,000	(1) (2)	$ $	0.55 3.84	8/12/2029 8/12/2030	— —	— —
Ron Louks	275,000	275,000	(3)		$0.55	8/12/2029	—	—
		650,000	(4)		$3.84	8/12/2030	—	—

(1)

25% of the stock options vested on August 12, 2019, 25% of the stock option vested on August 12, 2020, and the remaining 50% of stock options to vest annually in equal installment on August 12, 2021 and August 12, 2022.

(2)	All of the stock options will vest annually in equal installments on August 19, 2021, August 19, 2022, August 19, 2023 and August 19, 2024.
(3)	50% of the stock options vested on August 12, 2020, and the remaining 50% of the stock options to vest annually in equal installments on August 12, 2021 and August 12, 2022.
(4)	All of the stock options will vest annually in equal installments on August 19, 2021, August 19, 2022, August 19, 2023 and August 19, 2024.

Executive Employment Agreements

Bob Petrou. In connection with Mr. Petrou’s appointment as our Interim Chief Financial Officer, effective September 12, 2018, the Company and Mr. Petrou entered into an amended and restated consulting agreement, under which the Company paid Mr. Petrou approximately $36,000 per month, plus reasonable travel expenses.

In November 2018, Mr. Petrou became a full-time employee of NantHealth, with an initial base salary of $290,000. On March 28, 2019, our board of directors determined to cease its search for a chief financial officer to replace Mr. Petrou, and that Mr. Petrou would serve as the permanent chief financial officer of NantHealth upon completion of necessary immigration/VISA procedures and, pending such completion, Mr. Petrou continued to serve as our interim chief financial officer. In March 2019, our compensation committee also (i) adopted and approved an increase to the base salary of Mr. Petrou to $335,000 per year, effective as of March 28, 2019, with a potential cash bonus of up to 50% of his base salary for the year ending December 31, 2019, and (ii) adopted and approved the payment of a discretionary cash bonus of $36,250 to Mr. Petrou for assisting us in our financial reporting and plans since joining us in late 2018. Mr. Petrou became our permanent Chief Financial Officer in July 2019. In March 2020, our compensation committee also adopted and approved an increase to the base salary of Mr. Petrou to $348,000 per year, effective as of March 16, 2020, with a potential cash bonus of up to 50% of his base salary for the year ending December 31, 2020.

In August 2019, we granted Mr. Petrou an option to purchase 550,000 shares of our common stock, of which 25% of the shares vested on August 12, 2019, with the remaining 75% of the shares vesting annually in equal installments, beginning on August 12, 2020, subject to continued service. In August 2020, we granted Mr. Petrou an additional option to purchase 500,000 shares of our common stock, of which 25% of the options shall vest on August 19, 2021, with the remaining 75% of the options vesting annually in equal installments, beginning on August 19, 222, subject to continued service.

Ron Louks. On and effective as of May 10, 2017, the board of directors of the Company appointed Ron Louks as the Company’s Chief Operating Officer.

The material terms of Mr. Louks’ employment are as follows:

Base Salary and Bonus. Mr. Louks received an initial annual base salary of $375,000 and receives a current annual base salary of $475,200. He is also eligible for an annual bonus with a target amount of 75% of his current base salary. Mr. Louks also received a sign-on bonus of $475,000.

Equity Award. In connection with his appointment as our chief operating officer, our board of directors approved grants of restricted stock units to Mr. Louks. In October 2017, we granted Mr. Louks 160,000 RSUs, of which 40,000 RSUs vested on October 6, 2017, with the remaining 120,000 RSUs vesting monthly in equal amounts for 12 months, beginning on November 6, 2017. In addition, upon vesting, we agreed to repurchase the remaining vested shares from Mr. Louks’ October 2017 grant at the then current market value. In November 2017, we granted Mr. Louks 500,783 RSUs, of which 25% of the RSUs vested on November 6, 2017, with the remaining 75% of the RSUs vesting annually in equal installments, beginning on May 1, 2018, subject to continued service. For each RSU award, upon vesting, we agreed to withhold shares sufficient to satisfy Mr. Louks’ tax withholding obligations. In August 2019, we granted Mr. Louks an option to purchase 550,000 shares of our common stock, of which 50% of the shares shall vest on August 12, 2020, with the remaining 50% of the options vesting annually in equal installments, beginning on August 12, 2021, subject to continued service. In August 2020, we granted Mr. Louks an additional option to purchase 650,000 shares of our common stock, of which 25% of the options shall vest on August 19, 2021, with the remaining 75% of the options vesting annually in equal installments, beginning on August 19, 2022, subject to continued service.

Other Benefits. Mr. Louks receives a monthly housing allowance of $3,500 and a $25,000 annual travel allowance and is eligible to participate in the benefit programs generally available to senior executives of the Company.

Mr. Louks may also perform services to affiliates of the Company under either the Shared Services Agreement between the Company and NantWorks, LLC or similar arrangements under which he would receive separate compensation, provided that such services do not interfere with his duties as Chief Operating Officer of the Company.

Merger or Change of Control

2016 Equity Incentive Plan

Our 2016 Plan provides that in the event of a merger or change in control, as defined under the 2016 Plan, each outstanding award will be treated as the administrator determines, except that if a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on the shares subject to such award will lapse, all performance goals or other vesting criteria applicable to the shares subject to such award will be deemed achieved at 100% of target levels and all of the shares subject to such award will become fully exercisable, if applicable, for a specified period prior to the transaction. The award will then terminate upon the expiration of the specified period of time.

Perquisites, Health, Welfare and Retirement Benefits

Our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We provide a 401(k) savings plan to our employees, including our current named executive officers, as discussed in the section below entitled “401(k) Savings Plan.”

Our board of directors may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.

401(k) Savings Plan

We maintain a tax-qualified retirement plan that provides eligible employees, including named executive officers, with an opportunity to save for retirement on a tax advantaged basis. All participants’ interests in their deferrals are 100% vested when contributed. Pre-tax and after-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. The Company, in its sole discretion, may make certain contributions to the plan. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and all contributions, if any, are deductible by us when made.

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans as of December 31, 2020. All outstanding option awards relate to our common stock.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders 2016 Equity Incentive Plan	10,278,432	(1)	$2.19	(2)	10,625,223
Equity compensation plans not approved by stockholders	—		—		—

Total	10,278,432				10,625,223

(1)	Consists of restricted stock units and stock options.
(2)	Relates to stock options. Note that outstanding restricted stock units become issuable as those units vest, without any cash consideration or other payment required for such shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Person Transactions

The following is a summary of transactions since January 1, 2019 to which we have been a party in which the amount involved exceeded $120,000 and in which any of our executive officers, directors, promoters or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements which are described under the section of this proxy statement titled “Executive Compensation.”

Stockholder’s Agreement

In connection with NantHealth’s conversion from a limited liability company to a corporation in 2016, we and certain stockholders entered into a Stockholders’ Agreement that contained certain anti-dilution rights, preemptive rights, board voting rights, approval rights, rights of first refusal, tag-along rights, drag-along rights, inspection rights and transfer restrictions for certain of our stockholders. Concurrently with the consummation of our IPO, these provisions were terminated, other than certain provisions relating to indemnification, confidentiality and retention by certain of our stockholders of individual intellectual property rights.

Investment in NantOmics

Our Chairman and Chief Executive Officer and principal stockholder, Dr. Patrick Soon-Shiong, founded and has a controlling interest in NantOmics, which is a company that delivers molecular analysis capabilities with the intent of providing actionable intelligence and molecularly driven decision support for cancer patients and their providers at the point of care. NantOmics is majority owned by NantWorks.

In 2015 we purchased a total of 169,074,539 Series A-2 units of NantOmics for an aggregate purchase price of $250.8 million. 67,385,444 Series A-2 units were acquired on June 19, 2015, 101,078,167 Series A-2 units were acquired on June 30, 2015 and 610,928 Series A-2 units were acquired on September 8, 2015, for aggregate price of $250.0 million in cash and marketable securities, and the remainder in exchange for NantOmics’ subsidiary’s purchase of NantHealth’s equity interests in TRM, an entity owned 46% by California Capital Equity, LLC, or Cal Cap. The Series A-2 units do not have any voting rights and represent approximately 14.28% of NantOmics’ issued and outstanding membership interests.

On February 28, 2018, the Company acquired 100% of the equity of NantHealth Labs (formerly known as Liquid Genomics, Inc.), a company that provides liquid biopsy analysis of gene expressions and mutations using cell-free RNA and DNA, pursuant to an assignment agreement dated February 1, 2018 between the Company and NantOmics, a related party. The purchase price for the acquisition consisted of 9,088,362 Series A-2 units of NantOmics previously owned by the Company that were transferred at the closing plus 564,779 of Series A-2 units of NantOmics owned by the Company that were transferred to NantOmics during May 2018. This reduced NantHealth’s ownership of NantOmics to approximately 13.58%.

Amended Reseller Agreement with NantOmics

On June 19, 2015, we entered into a five and a half year exclusive Reseller Agreement with NantOmics, which was amended in May 2016, pursuant to which we had worldwide, exclusive rights to resell genomic sequencing, quantitative proteomic analysis and bioinformatics services made exclusively available from NantOmics to us, as well as related consulting and other professional services, to institutional customers (including insurers and self-insured healthcare providers) throughout the world. However, the Reseller Agreement excludes services provided for research or educational purposes, for consumer applications or for the development, evaluation, trial, analysis or regulatory approval of any pharmaceutical product or treatment. We also have rights to use NantOmics’ marketing materials and trademarks in connection with the marketing and resale of services, to distribute clinical reports to requisitioning physicians, and to use data we collect to perform certain activities, but NantOmics owns such materials, trademarks, reports and data. In exchange, we pay NantOmics a per-service fee, equal to a percentage of a portion of the amount we bill for the NantOmics services, subject to a minimum price per test, we retain the remaining portion of the amount billed. As we pay NantOmics based on billings, we effectively bear the collection risk. On an aggregate basis, we must pay NantOmics annual aggregate minimums beginning in 2016 of $2.0 million per year for each of the 2016 to 2020 calendar years. Under the agreement, we are responsible for various aspects of delivering our sequencing and molecular analysis solutions, including patient engagement and communications with providers such as providing interpretations of our GPS Cancer reports and resolving any disputes, ensuring customer satisfaction, and managing billing and collections. Among other diligence obligations, we are obligated to use commercially reasonable efforts to market and actively promote the services. The Reseller Agreement has an initial term through December 31, 2020. We have the option to renew the agreement (with exclusivity) for up to three (3) renewal terms, each lasting three (3) years, if we meet the volume thresholds below.

Term	Renewal Threshold
Initial Term	300,000 GPS Cancer tests completed between June 19, 2015 and June 30, 2020
First Exclusive Renewal Term	570,000 GPS Cancer tests completed between July 1, 2020 and June 30, 2023
Second Exclusive Renewal Term	760,000 GPS Cancer tests completed between July 1, 2023 and June 30, 2026

If we do not meet the applicable volume threshold during the initial term or the first or second exclusive renewal terms, we can renew for a single additional three (3) year term, but only on a non-exclusive basis, which we have done pursuant to Amendment No. 3 to the Second Amended Reseller Agreement, as described below. We have the right to terminate the agreement for convenience on six (6) months’ prior written notice, and each party has the right to terminate the agreement in the event there is a material, uncured breach, insolvency, force majeure event or ineligibility for federal healthcare programming by the other party.

On September 20, 2016, we further amended the First Amended Reseller Agreement, or the Second Amended Reseller Agreement, to permit us to use vendors other than NantOmics to provide any or all of the services and clarifies we are responsible for order fulfillment and branding.

We agreed to pay NantOmics noncancelable annual minimum fees of $2 million per year for each of the calendar years from 2016 through 2020 and, subject to us exercising at least one of our renewal options described above, we are required to pay annual minimum fees to NantOmics of at least $25 million per year for each of the calendar years from 2021 through 2023 and $50 million per year for each of the calendar years from 2024 through 2029, subject to Amendment No. 3 to the Second Amended Reseller Agreement, as described below.

On December 18, 2017, we and NantOmics executed Amendment No. 1 to the Second Amended Reseller Agreement to allow fee adjustments with respect to services completed by NantOmics between the amendment effective date of October 1, 2017 to June 30, 2018.

On April 23, 2019, we and NantOmics executed Amendment No. 2 to the Second Amended Reseller Agreement to allow for a fixed fee with respect to services completed by NantOmics between the amendment effective date of April 1, 2019 and December 31, 2020.

On December 31, 2020, we and NantOmics executed Amendment No. 3 to the Second Amended Reseller Agreement to automatically renew at the end of December 2020 for a non-exclusive renewal term and to waive the annual minimum fee for the 2020 calendar year and calendar years 2021 through 2023.

During the year ended December 31, 2020 direct costs of $0.1 million were recorded as cost of revenue related to the Second Amended Reseller Agreement.

Agreements with NantWorks and its Affiliates

Our Chairman and Chief Executive Officer and principal stockholder, Dr. Patrick Soon-Shiong, founded and has a controlling interest in NantWorks, which is a collection of multiple companies in the healthcare and technology space and is our parent company.

In October 2012, we entered into a Shared Services Agreement with NantWorks, subject to which NantWorks provides for ongoing corporate, general and administrative and other support services in areas such as Chairman’s office and public relations, information technology and cloud services, human resources and administration management, finance and risk management, environmental health and safety, sales and marketing services, facilities, procurement and travel, and corporate development and strategy. We are billed quarterly for such services at cost (without markup), but including reasonable allocations of employee benefits, facilities and other direct or fairly allocated indirect costs that relate to the employees providing the services.

During the year ended December 31, 2020, we recognized income of $0.2 million in selling, general and administrative expenses for services provided to the Company by NantWorks and affiliates, net of services provided to NantWorks and affiliates.

Related Party Receivables and Payables

As of December 31, 2020, we had related party receivables, net of related party payables, of $1.9 million, primarily consisting of a receivable from Ziosoft KK of $1.5 million, which was related to the sale of Qi Imaging. As of December 31, 2020, we had related party payables, net of related party receivables, and related party liabilities of $35.3 million, which primarily relate to amounts owed to NantWorks pursuant to the Shared Services Agreement, amounts owed to NantOmics under the Second Amended Reseller Agreement and interest payable. The balance of the related party receivables and payables represent amounts paid by affiliates on behalf of the Company or vice versa.

Liquid Tumor Profiling Services Agreements

In March 2018, NantHealth Labs, a wholly-owned subsidiary of NantHealth, and ImmunityBio, Inc. (“ImmunityBio,” formerly “NantKwest”), an affiliate, entered into agreements whereby NantHealth Labs is providing liquid tumor profiling services to ImmunityBio for clinical trials, on an annual, stand-ready, basis from the date of the first test of each participant, with revenues recognized ratably over time for the period of the stand-ready obligation. In June 2018, NantHealth Labs entered into similar agreements to provide liquid tumor profiling services to Altor BioScience (“Altor”), ImmunityBio, Inc. (“ImmunityBio,” formerly NantCell, Inc.), and NantBioScience, Inc. (“NantBio”), all affiliates of the Company. Our Chairman and Chief Executive Officer and principal stockholder, Dr. Patrick Soon-Shiong, has a controlling interest in ImmunityBio, Altor, NantCell and NantBio. Under these agreements, we did not record any revenue during the year ended December 31, 2020.

Related Party Promissory Notes

On January 4, 2016, we executed a note with Nant Capital LLC, or the NantCapital Note, a personal investment vehicle for Dr. Patrick Soon-Shiong. The total advances made by Nant Capital, LLC, or NantCapital, to us pursuant to this note amounted to approximately $112.7 million. The note bears interest at a per annum rate of 5.0% compounded annually and computed on the basis of the actual number of days in the year. The unpaid principal and any accrued and unpaid interest on the NantCapital Note was due and payable on demand. NantCapital has the option, but not the obligation, to require us to repay any such amount in cash, Series A-2 units of NantOmics held by us (based on a per unit price of $1.484), shares of our common stock (with each share valued at $18.61255), or any combination of the foregoing at the sole discretion of NantCapital. On May 9, 2016, the NantCapital Note was amended and restated to provide that all outstanding principal and accrued and unpaid interest was due and payable on June 30, 2021, and not on demand.

On December 15, 2016, in connection with the offering of the convertible notes, we entered into a Second Amended and Restated Promissory Note, or the NantCapital 2022 Note, which amends and restates the NantCapital Note, to, among other things, extend the maturity date of the NantCapital Note to June 30, 2022 and to subordinate the NantCapital Note in right of payment to the convertible notes. No other terms of the promissory note were changed. As of December 31, 2020, the total principal and interest outstanding on the note amounted to $143.8 million. The accrued and unpaid interest on the promissory note was $31.1 million at December 31, 2020. We can request additional advances subject to NantCapital’s approval. There are no other stated restrictions or maximum commitment for advances.

On January 22, 2016, we executed a demand promissory note in favor of NantOmics. The principal amount of the initial advance totaled $20.0 million. On March 8, 2016, NantOmics made a second advance to us for $20.0 million. Prior to converting into shares of our common stock as described below, the note bore interest at a per annum rate of 5.0%. In May and June of 2016, we executed amendments to the demand promissory note with NantOmics, which provided that all unpaid principal of each advance owed to NantOmics and any accrued and unpaid interest would convert automatically into shares of our common stock after pricing of our IPO and immediately after our conversion from a limited liability company to a corporation. On June 1, 2016, approximately $40.6 million of principal and accrued interest under the promissory note with NantOmics was converted into 2,899,297 shares of our common stock in connection with our IPO. We can request additional advances subject to NantOmics’ approval, and as of December 31, 2020, there was no outstanding balance on the promissory note.

On August 8, 2018, we executed a promissory note in favor of NantCapital, with a maturity date of June 15, 2022. On December 31, 2020, we and NantCapital executed an agreement to amend and restate the original promissory note allowing us to request advances up a maximum commitment of $125.0 million that bears interest at a per annum rate of 5.50%, extended the maturity date to December 31, 2023, and created an option for the securitization of the debt under the promissory note upon full repayment of the Convertible Notes. Interest payments on outstanding amounts are due on December 15th of each calendar year. The promissory note is subordinated to the Convertible Notes. The promissory note includes customary negative covenants. No advances have currently been made under the note. At December 31, 2020, we were in compliance with the covenants. The promissory note, as amended and restated, is referred to below as the “NantCapital 2023 Note.”

Cambridge Purchase Agreement

On December 15, 2016, we entered into a purchase agreement, or the Cambridge Purchase Agreement, with Cambridge Equities, L.P., an entity affiliated with our Chairman and CEO Dr. Patrick Soon-Shiong, or Cambridge, to issue and sell $10.0 million in aggregate principal amount of Senior Convertible Notes in a private placement pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act. The Cambridge Purchase Agreement includes customary representations, warranties and covenants by us and customary closing conditions. On April 13, 2021, Cambridge agreed to exchange $5.0 million of its $10.0 million in Senior Convertible Notes for shares of the Company’s common stock, par value $0.0001, as further described under the heading “Financing with Highbridge Capital Management and Nant Capital” below.

Assignment of The OpenNMS Group, Inc.

On July 22, 2020, we entered into an assignment agreement (the “Assignment Agreement”) with Cambridge to acquire approximately 91% of The OpenNMS Group, Inc. for $5.6 million in cash. Contemporaneously with the closing of the Assignment Agreement, OpenNMS issued call options to the Company consisting of, when exercised, cash payment of $0.3 million and issuance of 56,769 shares of our common stock in exchange for the 9% of the shares of OpenNMS common stock held by the remaining shareholders. These call options expired unexercised on September 30, 2020.

As we and Cambridge are controlled by the Company’s Chairman and CEO, the acquisition was treated as a transaction between entities under common control. We recognized the assets and liabilities transferred under the Assignment Agreement at their carrying amounts on July 22, 2020 based on Cambridge’s historical cost, including the effects of purchase accounting from the November 1, 2019 acquisition of OpenNMS by Cambridge. The transaction did not cause a material change in the reporting entity, and we have not retrospectively adjusted its previously issued financial statements. The consolidation of OpenNMS at July 22, 2020 increased our revenue and net loss by $0.8 million and $1.3 million, respectively, during the year ended December 31, 2020.

Financing with Highbridge Capital Management and Nant Capital

Equitization and Exchange Agreement

On April 13, 2021, NantHealth entered into a transaction with Highbridge Capital Management, LLC and one of its affiliates (“Highbridge”) to exchange $5.0 million of its $36.9 million in existing convertible notes (the “Existing Highbridge Notes”) and with Cambridge to exchange $5.0 million of its $10.0 million in existing convertible notes (the “Existing Cambridge Notes”) for shares of the Company’s common stock, par value $0.0001 (the “Common Stock”), pursuant to an exchange agreement dated as of April 13, 2021 (the “Exchange Agreement”).

Note Purchase Agreement

On April 13, 2021, NantHealth entered into a note purchase agreement (the “Purchase Agreement”) with NaviNet (the “Guarantor”) and certain buyers, including Highbridge and Nant Capital, to issue and sell $137.5 million in aggregate principal amount of its 4.50% convertible senior notes due 2026 (the “Convertible Notes”) in a private placement pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act. The Purchase Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the buyers against certain liabilities.

Amended and Restated Promissory Notes

On April 27, 2021, in connection with the issuance of the Convertible Notes, we entered into a third Amended and Restated Promissory Note, which amends and restates the NantCapital 2022 Note (as so amended, the “First Promissory Note”), to, among other things, extend the maturity date of the NantCapital 2022 Note and to subordinate the NantCapital 2022 Note in right of payment to the Convertible Notes.

On April 27, 2021, in connection with the issuance of the Convertible Notes, we entered into a second Amended and Restated Promissory Note, which amends and restates the NantCapital 2023 Note (as so amended, the “Second Promissory Note”, together with the First Promissory Note, the “Promissory Notes”), to, among other things, extend the maturity date of the Second Promissory Note and to subordinate the Second Promissory Note in right of payment to the Convertible Notes.

Indenture

On April 27, 2021, we entered into an indenture (the “Indenture”) by and among us, the Guarantor and U.S. Bank National Association, as trustee (the “Trustee”), pursuant to which we issued the Convertible Notes. The Convertible Notes will bear interest at a rate of 4.50% per year, payable semi-annually on April 15 and October 15 of each year, beginning on October 15, 2021. The Convertible Notes will mature on April 15, 2026, unless earlier repurchased, redeemed or converted.

The Convertible Notes are the Company’s general unsecured obligations and are initially guaranteed on a senior unsecured basis by the Guarantor.

The initial conversion rate of the Convertible Notes is 259.8753 shares of common stock per $1,000 of principal amount of Convertible Notes (which is equivalent to an initial conversion price of approximately $3.85 per share). The conversion rate will be subject to adjustment upon the occurrence of certain specified events in accordance with the terms of the Indenture but will not be adjusted for accrued and unpaid interest.

Holders of the Convertible Notes may convert all or a portion of their Convertible Notes, in multiples of $1,000 principal amount, at any time prior to the close of business on the business day immediately preceding the maturity date. Upon conversion, the Convertible Notes will be settled in cash, shares of our common stock or any combination thereof at our option.

We may not redeem the Convertible Notes prior to April 20, 2024. We may redeem for cash all or any portion of the Convertible Notes, at its option, on or after April 20, 2024, if the last reported sale price of the common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the Convertible Notes to be redeemed, plus any accrued and unpaid special interest to, but excluding, the redemption date. No sinking fund is provided for the Convertible Notes, which means that we are not required to redeem or retire the Convertible Notes periodically.

Upon the occurrence of a fundamental change (as defined in the Indenture), holders may require us to purchase all or a portion of the Convertible Notes in principal amounts of $1,000 or an integral multiple thereof, for cash at a price equal to 100% of the principal amount of the Convertible Notes to be purchased plus any accrued and unpaid interest to, but excluding, the fundamental change purchase date.

For so long as at least $25 million principal amount of the Convertible Notes are outstanding, the Indenture restricts us or any of our subsidiaries from creating, assuming or incurring any indebtedness owing to any of the our affiliates (other than intercompany indebtedness between us and our subsidiaries and other than any of our 5.50% Convertible Senior Notes due 2021 (the “2021 Notes”) or the Convertible Notes held by the Company’s affiliates), or prepaying any such indebtedness, subject to certain exceptions, unless certain conditions described in the Indenture have been satisfied.

The Convertible Notes are subject to certain events considered “events of default” as described in the Indenture, which may result in the acceleration of the maturity of the Convertible Notes.

Repurchase Offer

In connection with the issuance of the Convertible Notes and the Promissory Notes, on April 27, 2021, we provided a notice of fundamental change (as defined in the 2021 Notes) and an offer to repurchase all of our outstanding 2021 Notes. Any 2021 Notes properly tendered pursuant to such offer to purchase shall be purchased on May 25, 2021 (the “Repurchase Date”) at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but not including, the Repurchase Date

Related Party Transactions Policy

In connection with our IPO, we adopted a written Related Party Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration, approval and oversight of “related person transactions.”

For purposes of our policy only, a “related party transaction” is a past, present or future transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. Various transactions are not covered by this policy, including transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person, equity and debt financing transactions with a related person that are approved by our audit committee, and other transactions not otherwise required to be disclosed under Item 404 of Regulation S-K. A “related person,” as determined since the beginning of our last fiscal year, is any executive officer, director or nominee to become director, a holder of more than 5% of our common stock, including any immediate family members of such persons. Any related person transaction may only be consummated if approved by our audit committee in accordance with the policy guidelines set forth below.

Under the policy, where a transaction has been identified as a related person transaction, management must present information regarding the proposed related party transaction to our audit committee for review and approval during its first regularly scheduled committee meeting. In considering related person transactions, our audit committee takes into account the relevant available facts and circumstances including, but not limited to whether the terms of such transaction are no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of April 20, 2021 by:

•	each person, or group of affiliated persons, who we know to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our current directors and director nominees; and

•	all of our executive officers and directors as a group.

The percentage ownership information shown in the table is based on an aggregate of 113,390,267 shares of our common stock outstanding as of April 20, 2021.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options, warrants, and the vesting of restricted stock units that are either immediately exercisable or exercisable or issuable on or before June 18, 2021, which is 60 days after April 20, 2021. These shares are deemed to be outstanding and beneficially owned by the person holding those options, warrants, and restricted stock units for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Unless otherwise noted below, the address of each of the individuals and entities named in the table below is c/o NantHealth, Inc., 9920 Jefferson Boulevard, Culver City, California 90232. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% Stockholders:
NantWorks, LLC(1)	66,802,600	58.9%
NHealth Holdings, Inc. and affiliates(2)	17,857,144	15.8%
Directors and Named Executive Officers:
Patrick Soon-Shiong, M.D., FRCS (C), FACS(1)	66,802,600	58.9%
Bob Petrou(3)	275,000	*
Ron Louks(4)	500,857	*
Michael S. Sitrick(5)	550,688	*
Kirk K. Calhoun(5)	550,688	*
Michael Blaszyk(5)	550,688	*
Deanna Wise(6)	59,853	*
All current directors and executive officers as a group (7 persons)	69,290,374	61.1%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.
(1)

Includes (i) 62,214,114 shares of our common stock held by NantWorks, LLC; (ii) 2,899,297 shares of our common stock held by NantOmics, LLC; and(iii) 2,899,297 shares of our common stock held by Cambridge Equities, LP. NantWorks, LLC is the largest member of NantOmics, LLC, holding approximately 84% of the outstanding equity and approximately 99% of the outstanding voting equity. Our Chairman and Chief Executive Officer, Dr. Patrick Soon-Shiong, is the controlling member of NantWorks, LLC with voting and dispositive power over the shares of our common stock that are owned by NantWorks, LLC. The address of NantWorks, LLC is 9920 Jefferson Boulevard, Culver City, California 90232. Our Chairman and Chief Executive Officer, Dr. Patrick Soon-Shiong, indirectly owns all of the equity interests in NantWorks, LLC and Cambridge Equities, LP.
(2)

Based on a Schedule 13G filed with the SEC by individuals or entities affiliated with Kuwait Investment Authority, acting for and on behalf of the Government of the State of Kuwait on February 14, 2017. Consists of 7,142,859 shares held by NHealth Holdings, Inc. and 10,714,285 shares held by Kuwait Investment Office. The sole shareholder of NHealth Holdings, Inc. is the Kuwait Investment Authority, acting for and on behalf of the Government of the State of Kuwait, which holds of common stock. Kuwait Investment Office is the London Office of the Kuwait Investment Authority, acting for and on behalf of the Government of the State of Kuwait. The address of NHealth Holdings, Inc. is 1209 Orange Street, Wilmington, Delaware 19801; the address for the Kuwait Investment Authority is Ministries Complex, Block 3, Safat, Kuwait 13001; and the address for Kuwait Investment Office is 15 Carter Lane, London, United Kingdom, EC4V 5EY.

(3)	Consists of 275,000 shares of options exercisable.
(4)	Consists of 225,857 shares of common stock and 275,000 shares of options exercisable.
(5)	Consists of 148,780 shares of common stock, 301,908 shares of options exercisable, and 100,000 shares of options exercisable within 60 days of April 20, 2021.
(6)	Consists of 59,853 shares of common stock.

OTHER MATTERS

Fiscal Year 2020 Annual Report

Our financial statements for our fiscal year ended December 31, 2020 are included in our 2020 Annual Report on Form 10-K filed with the Securities and Exchange Commission, or the SEC, on February 26, 2021, or our Annual Report, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our Annual Report are posted on our website, www.nanthealth.com, under the investors tab and at the website of the SEC, at www.sec.gov. You may also obtain a copy of our Annual Report without charge by sending a written request to NantHealth, Inc., 9920 Jefferson Boulevard, Culver City, California 90232, Attention: Corporate Secretary.

Company Website

We maintain a website at www.nanthealth.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing NantHealth’s filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSALS OF STOCKHOLDERS FOR 2022 ANNUAL MEETING

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary so that they are received at our principal executive offices not later than the close of business (5:30 p.m. Pacific Time) on December 22, 2021. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Pursuant to the rules promulgated by the SEC, simply submitting a proposal does not guarantee that it will be included.

In order to be properly brought before our 2022 annual meeting of stockholders, the stockholder must have given timely notice of such proposal or nomination, in proper written form. To be timely for our 2022 annual meeting of stockholders, a stockholder’s notice of a matter that the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to our corporate secretary at our principal executive offices not less than 45 days and not more than 75 days before the one-year anniversary of the date on which we first mailed our proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting. As a result, any written notice given by a stockholder pursuant to these provisions of our bylaws must be received by our corporate secretary at our principal executive offices:

•	not earlier than February 14, 2022, and

•	not later than March 16, 2022.

In the event that we hold our 2022 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the 2021 annual meeting, then such written notice must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting, or

•	the 10th day following the day on which public announcement of the date of such meeting is first made.

To be in proper written form, a stockholder’s notice and/or proposals must include the specified information concerning the proposal or nominee as described in our bylaws. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Notices and/or proposals should be addressed to:

NantHealth, Inc.

Attention: Corporate Secretary

9920 Jefferson Boulevard

Culver City, California 90232

Tel: (310) 883-1300

For information on how to access our bylaws, please see the section entitled “Availability of Bylaws,” and for additional information regarding stockholder recommendations for director candidates, please see the section entitled “Board of Directors and Corporate Governance — Stockholder Recommendations for Nominations to our Board of Directors.”

*    *    *

We know of no other matters to be submitted at the 2021 annual meeting. If any other matters properly come before the 2021 annual meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

It is important that your shares be represented at the 2021 annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

Culver City, California

April 29, 2021

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET
Go To: www.proxypush.com/NH
• Cast your vote online
• Have your Proxy Card ready
P.O. BOX 8016, CARY, NC 27512-9903	• Follow the simple instructions to record your vote
PHONE Call 1-866-829-4985
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions
MAIL
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided

Go Green! To receive documents via e-mail, simply go to: www.proxydocs.com/NH

NantHealth, Inc.

Annual Meeting of Stockholders

For Stockholders as of record on April 20, 2021

TIME:	Wednesday, June 16, 2021 10:00 AM, Pacific Time

PLACE:	Annual Meeting to be held live via the Internet - please visit
www.proxydocs.com/NH for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Patrick Soon-Shiong, Bob Petrou, and Brandon Villery (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of NantHealth, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

NantHealth, Inc.

Annual Meeting of Stockholders

Please make your marks like this:     Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1 AND 2

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS
1.	Election of Directors
		FOR	WITHHOLD

	1.01 Patrick Soon-Shiong, M.D.	☐	☐		FOR

	1.02 Michael S. Sitrick	☐	☐		FOR

	1.03 Kirk K. Calhoun	☐	☐		FOR

	1.04 Michael Blaszyk	☐	☐		FOR

	1.05 Deanna Wise	☐	☐		FOR

		FOR	AGAINST	ABSTAIN

2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021	☐	☐	☐	FOR

3.	Transact other business that may properly come before the annual meeting

You must register to attend the meeting online and/or participate at www.proxydocs.com/NH

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date